Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-88361) and Form S-8 (Nos. 333-61954, 333-26471, 333-80121, 333-107272, and 333-133775) of eResearchTechnology, Inc. of our report dated January 11, 2008, with respect to the consolidated financial statements of Covance Cardiac Safety Services, Inc. as of December 31, 2006 and 2005, filed with the Securities and Exchange Commission.

/s/  Ernst & Young LLP

MetroPark, New Jersey
February 6, 2008

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